UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2026

BIOMX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 New Burton Road, Suite 201

Dover, Delaware 19904

(Address of principal executive offices, including zip code)

(972) 52-437-4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Background

As previously disclosed, on April 13, 2026, BiomX Inc. (the “Company”) completed the acquisition of a 60% interest in Dr. Frucht Systems Ltd. from Mandragola Ltd. (the “Acquisition”) and, in connection with the Acquisition, the Company and Mandragola Ltd. (“Mandragola”) subsequently entered into a revolving line of credit of up to $2,000,000 (the “Line of Credit” and, together with the Acquisition, the “Related Transactions”).

On June 2, 2026, the Company issued 1,013,637 restricted shares of the Company’s common stock (the “Conversion Shares”) to three assignees of Mandragola Ltd. upon the partial conversion of a convertible promissory note issued under the Line of Credit in principal amount of $379,000 extended by Mandragola. The Line of Credit and the securities issued in connection with it were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 5, 2026 (the “June 5 8-K”).

NYSE American LLC (the “Exchange”) has advised the Company that it considers the Acquisition and the Line of Credit to be related transactions that are aggregated for purposes of Section 712 of the NYSE American Company Guide. Section 712 requires stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company where the common stock to be issued equals 20% or more of the shares of common stock outstanding before the issuance.

Cancelation of Shares

To regain compliance with Section 712, the Company and the holders of the Conversion Shares have agreed to cancel all 1,013,637 Conversion Shares pending the obtaining of the requisite shareholder approval. The cancelation of the of the Conversion Shares was completed on July 10, 2026 and the Conversion Shares have been returned to the Company’s treasury and are no longer issued and outstanding.

The Company intends to seek stockholder approval of the issuances in the Related Transactions under Section 712 of the NYSE American Company Guide at a meeting of its stockholders. There can be no assurance that the Company will obtain such approval.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the cancellation of the Conversion Shares, the Company’s intention to seek stockholder approval of the issuances in the Related Transactions under Section 712 of the NYSE American Company Guide, the timing of any meeting of stockholders, and the Company’s ability to regain and maintain compliance with the continued listing standards of NYSE American. These statements are based on the Company’s current expectations and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially, including the risk that the required stockholder approval may not be obtained on the anticipated timeline or at all, the risk that the Exchange may take further action with respect to the listing of the Company’s common stock, and the other risks described in the Company’s filings with the SEC. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BiomX Inc.

Date: July 10, 2026

By:	/s/ Michael Oster
Name:	Michael Oster
Title:	Chief Executive Officer

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